EXHIBIT 23.3

SQUIRE & WOODWARD, P.C.
Bruce W. Squire, C.P.A.
Marc A. Woodward, C.P.A.
2730 San Pedro NE., Suite D
Albuquerque, New Mexico 98110
Tel:  (505) 881-3408
fax:  (505) 881-6507
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American Institute of
Certified Public Accountants

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-1 (File No. 333-12557) of our report dated November 22, 1995, on our audits of the consolidated financial statements of Meteor Industries, Inc. as August 31, 1995 and 1994 and for the years then ended. We also consent to the reference to our firm under the caption "Experts."

/s/ Squire & Woodward, P.C.
SQUIRE & WOODWARD, P.C.

Albuquerque, New Mexico
April 29, 1997